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                                                                      Exhibit 11

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 40 of our report dated October 24, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                                       |S| Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP
Cincinnati, Ohio,
January 28, 1998